UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LANTRONIX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2008
9:00 A.M. PACIFIC STANDARD TIME
Dear Stockholder:
We will hold our 2008 Annual Meeting of Stockholders at our headquarters at 15353 Barranca Parkway, Irvine, California 92618, on Wednesday, November 19, 2008, at 9:00 a.m. Pacific Standard time for the following purposes:
1.	To elect seven directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting.
Any action on the items described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
The foregoing business items are more fully described in the following pages, which are made part of this Notice. Stockholders of record who owned our Common Stock at the close of business on September 24, 2008, are entitled to attend and vote at the Annual Meeting. Whether or not you plan to attend the meeting, you are urged to vote your shares as instructed on the enclosed proxy card, including by completing, signing, dating and returning the accompanying proxy card in the pre-addressed return envelope provided. Please see the accompanying instructions for more details on voting. Returning your proxy card promptly will assist us in reducing the expenses of additional proxy solicitation. Submitting your proxy card does not affect your right to vote in person should you decide to attend the Annual Meeting (and, if you are not a stockholder of record, you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting).
Howard T. Slayen
Chairman
Board of Directors
Irvine, California
October 10, 2008
IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to promptly complete, sign, date and return the enclosed Proxy Card in the envelope provided.

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2008 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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LANTRONIX, INC.
Corporate Headquarters
15353 Barranca Parkway
Irvine, California 92618
(949) 453-3990
www.lantronix.com

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors solicits your Proxy (the “Proxy”) on behalf of Lantronix, Inc., a Delaware corporation for use at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 19, 2008, at 9:00 a.m. Pacific Standard time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 15353 Barranca Parkway, Irvine, California 92618.
These “proxy materials,” which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K, were first mailed on or about October 10, 2008, to all stockholders entitled to vote at the Annual Meeting. In this Proxy Statement, we refer to the fiscal year ended June 30, 2008 as the 2008 fiscal year.
INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date
Stockholders of record at the close of business on September 24, 2008 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date, 60,497,876 shares of our common stock were outstanding and were the only class of voting securities outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.
Street Name Holdings
Most stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. If you do hold shares directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered the stockholder of record with respect to those shares and we are sending these proxy materials directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a Proxy for you to use. If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of these shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card, by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also entitled to attend the Annual Meeting; however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.
Revocability of Proxies
Any stockholder has the power to revoke his or her Proxy or voting instructions at any time before the Annual Meeting. If you are a stockholder of record, you may revoke your Proxy by submitting a written notice of revocation to Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, Attention: Corporate Secretary, by submitting a duly executed written Proxy bearing a later date to change your vote, or by providing new voting instructions to your broker, trustee or nominee. A Proxy will not be voted if the stockholder of record who executed it is present at the Annual Meeting and votes the shares represented by the Proxy in person at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Our Voting Recommendations
The Board of Directors recommends that you vote:
•	“FOR” the nominees named herein to serve as directors until the 2009 Annual Meeting of Stockholders; and

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2009.
Voting and Solicitation
Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
By signing and returning the Proxy or voting instruction card according to the enclosed instructions, you are enabling Reagan Sakai, our Chief Financial Officer and Secretary, and Ronald Irick, our Senior Corporate Counsel, who are named on the Proxy as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the Proxy even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.
Each valid Proxy will be voted according to the stockholder’s direction. If no direction is given, the Proxy will be voted: (i) “FOR” the election of each of the nominees for director named herein; and (ii) “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2009. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named on the Proxy will have discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.
We will pay the costs of soliciting proxies from stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others with instructions to forward these materials to the beneficial owners of common stock. We may reimburse brokerage firms and other such persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.
Householding
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of these proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, Attention: Investor Relations, visit our website at www.lantronix.com, or contact Investor Relations by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes
The holders of a majority of the shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a properly executed Proxy or voting instruction card, even if you abstain from voting, your shares will be counted for purposes of determining the presence or absence of a quorum. If a broker, trustee or other nominee indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting.
For purposes of Proposal 1, the seven (7) nominees receiving the greatest number of valid votes will be elected. Because directors are elected by plurality, withheld votes and broker non-votes will be entirely excluded from the vote and will have no legal effect on the election of directors. Proposal 2 requires the affirmative approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (the “Votes Cast”). For these purposes, abstentions with respect to a matter are treated as Votes Cast with respect to such matter, so abstaining has the same effect as a negative vote.
Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a Proxy voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. All of the proposals discussed in these proxy solicitation materials are currently considered routine matters. A “broker non-vote” occurs when a broker expressly instructs on a Proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are not treated as Votes Cast.
Nomination of Director Candidates
The Corporate Governance and Nominating Committee considers candidates for board membership, and recommends director nominees to the independent members of the Board of Directors for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the board as a whole and based on the nominee’s qualification as independence, diversity, skills, age and experience in such areas as operations, finance, marketing and sales.
Any stockholder holding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation may recommend a candidate for election to the Board of Directors by directing the recommendation in writing by letter to Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, Attention: Corporate Secretary. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Lantronix and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.
In addition, a stockholder may nominate a person directly for election to our Board of Directors, provided the person meets the requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described below in the section entitled “Other Matters - Stockholder Proposals.”

Stockholder Communications with Our Board of Directors
You may communicate with any director, the entire Board of Directors, or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to our Corporate Secretary at Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618. Unless the letter is marked “confidential,” our Secretary will review the letter, categorize it, and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.
Where You Can Find More Information
We have from time-to-time received calls from stockholders inquiring about the available means of communication with us. We thought that it would be helpful to describe the arrangements that are available for your use.
If you would like to receive information about us, you may use one of these convenient methods:
1. For information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q, please call our Investor Relations Department at (949) 453-3990.
2. Our main Internet address is www.lantronix.com. There you will find product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K, and other filings with the SEC.
If you would like to write to us, please send your correspondence to the following address:
Lantronix, Inc.
Attention: Investor Relations
15353 Barranca Parkway
Irvine, CA 92618
If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services LLC at (800) 522-6645. You may also visit their web site at www.melloninvestor.com for step-by-step transfer instructions.

PROPOSAL ONE

ELECTION OF DIRECTORS
Nominees
Our Board of Directors currently consists of seven members. The terms of all seven directors will expire at the 2008 Annual Meeting of Stockholders. Seven incumbent directors, Howard T. Slayen, Jerry D. Chase, Curtis Brown, Bernhard Bruscha, Larry Sanders, Lewis Solomon and Thomas M. Wittenschlaeger, are nominated for re-election. There are no family relationships among any directors or executive officers, including the nominees.
If elected at the Annual Meeting, each nominee will serve until the 2009 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal. A director elected to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.
Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for our seven nominees. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that the nominees will be unable or will decline to serve as directors. The Board of Directors recommends a vote “FOR” the election of the nominees.
The names of the members of our Board of Directors, their ages as of September 24, 2008, and certain other information about them are set forth below.

Name	Age	Position

Howard T. Slayen (1)	61	Chairman of the Board of Directors

Jerry D. Chase (1)	48	President and Chief Executive Officer

Curtis Brown (1)	61	Director

Bernhard Bruscha (1)	55	Director

Larry Sanders (1)	62	Director

Lewis Solomon (1)	75	Director

Thomas M. Wittenschlaeger (1)	51	Director

(1)	Nominees for reelection.
Howard T. Slayen was elected to our Board of Directors in August 2000 and elected Chairman of our Board of Directors in November 2007. From June 2001 to the present, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From September 1999 to May 2001, Mr. Slayen was Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications business. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently serves on the board of directors of Quark Pharmaceuticals. He also serves on the board of directors of the not-for-profit organization Child Advocates of Silicon Valley.

Jerry D. Chase has served as our President and Chief Executive Officer and director since February 2008. From September 2004 to July 2007, Mr. Chase was President, Chief Executive Officer and a board member for Terayon Communication Systems, a public cable, telecom and satellite supplier of digital video networking applications. From 2001 to August 2004, Mr. Chase served as the Chairman and Chief Executive Officer of Thales Broadcast & Multimedia (“TBM”), a telecom and test equipment supplier, and from 1998 to 2001 was President and Chief Executive Officer of the U.S. subsidiary of TBM. Mr. Chase began his career as a Pilot and Operations Officer in the U.S. Marine Corps, where he built a strong foundation for leadership, process and crisis management. Following the Marine Corps, he attended Harvard Business School, where he received his MBA.
Curtis Brown has been a member of our Board of Directors since August 2007. Since February 2005, Mr. Brown has served as Chief Technical Officer for Intelio Technologies, Inc., a networked remote management systems company. From June 2001 to August 2004, Mr. Brown was Executive Vice President of Research and Development at Lantronix. Mr. Brown is the inventor on a number of patents, including two of our patents pertaining to XPort® embedded device servers. Mr. Brown has had a distinguished 30-year career of increasing responsibility in the electronics industry, working for such companies as Iomega Corporation, Hewlett-Packard Company, Connor Peripherals, Inc., Seagate Technology and Quantum Corporation.
Bernard Bruscha has been a member of our Board of Directors since August 2007. Mr. Bruscha served as Chairman of our Board of Directors from June 1989 to May 2002 and has been our single largest stockholder, currently with ownership of approximately 35% of our outstanding common stock. A serial entrepreneur for over 20 years, Mr. Bruscha founded several technology distribution and hardware companies. Since May 2002 Mr. Bruscha has served as Chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller. Mr. Bruscha is also Managing Director of TL Investment Gmbh and Managing Director of technovest alpha Gmbh located in Tübingen, Germany. A customer of Lantronix, transtec AG has accounted for less than 4% of Lantronix’s revenues in each quarter of 2007 fiscal year and 2008 fiscal year.
Larry Sanders has been a member of our Board of Directors since December 2007. Mr. Sanders has been a director of Xantrex Technology Inc., a public company headquartered in Vancouver, British Columbia, since May 2005, and also serves on the boards of several civic and charitable organizations. Mr. Sanders was previously the Chief Executive Officer of Sanera Systems, a startup storage networking company, which was acquired in 2003. Prior to that, he held Chief Executive Officer positions at Crossroads Systems Corporation from 2000 to 2002 and Fujitsu Computer Products of America from 1995 to 1999. Mr. Sanders moved to Singapore in 1994 to serve as Vice President, International for Conner Peripherals, a disk drive manufacturer. From 1984 until 1993, Mr. Sanders held a number of senior management positions, including Senior Vice President of Sales and Marketing and Group President, at Calcomp, a wholly owned subsidiary company of Lockheed Corporation. Mr. Sanders began his career with IBM Corporation, where he worked for 13 years and held a number of sales, marketing and general management positions.
Lewis Solomon has been a member of our Board of Directors since May 2008. Mr. Solomon is currently Chairman of SCC Company, a consulting firm which specializes in technology. Prior to founding SCC, Mr. Solomon was Executive Vice President of Alan Patricof Associates (“APA”), an international venture fund with over $300 million in committed or invested capital. While at APA Mr. Solomon was the lead investor in many successful venture deals in the U.S. and was also active in its European investments. During that period Mr. Solomon served as a Director on numerous Boards where the firm had made equity investments. Mr. Solomon is currently on the Board of Directors of Anadigics, Inc. (Nasdaq: ANAD), a manufacturer of gallium arsenide semiconductors, and Harmonic, Inc. (Nasdaq: HLIT), a manufacturer of digital and fiber optic systems. Mr. Solomon joined APA after a 14-year career at General Instrument Corporation (“GIC”). At the time of his departure Mr. Solomon was a Corporate Officer, Senior Vice President and Assistant to the CEO and also held a seat on the Company’s Operating Committee. His principal responsibilities encompassed corporate strategy, worldwide sales and marketing development and interim General Management turnaround assignments. He also successfully started and managed a $30 million corporate venture capital fund designed to provide “a window on technology” for GIC. Mr. Solomon began his General Instrument career as Vice President of Marketing for the semiconductor division and within two years was promoted to General Manager for that business unit.
Thomas M. Wittenschlaeger has been a member of our Board of Directors since September 2007. Since March 2004, Mr. Wittenschlaeger has served as Chairman and CEO of Raptor Networks Technology, Inc. Raptor Networks engages in the design, production and sale of standards-based, proprietary high-speed network (LAN) switching technologies. From April 2001 to September 2003, Mr. Wittenschlaeger was Senior Vice President, Corporate Development and Chief Technology Officer of Personnel Group of America, Inc., later renamed Venturi Partners, Inc., a provider of information technology and professional staffing services nationwide. Prior to joining Personnel Group of America, Mr. Wittenschlaeger spent 16 years at General Motors Hughes Electronics in a variety of positions. He is a graduate of the United States Naval Academy and served on nuclear attack submarines in the Pacific theatre.

Board Meetings and Committees
Our Board of Directors currently consists of seven directors, the majority of whom the Board has determined are independent under the requirements of the Nasdaq Stock Market listing standards and applicable SEC rules. Mr. Howard T. Slayen, Mr. Curtis Brown, Mr. Larry Sanders, Mr. Lewis Solomon and Mr. Thomas M. Wittenschlaeger were all deemed independent under the requirements of the Nasdaq Stock Market and applicable SEC rules. The Board of Directors held a total of ten meetings during the 2008 fiscal year, and it met without the presence of management for a portion of each meeting. During the year certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, by unanimous written consent. The Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Risk Assessment and Strategy Committee. The Committees have written charters approved by the Board of Directors, copies of which are available on our website at www.lantronix.com.
Primary Functions of the Board of Directors
Our Board of Directors oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer. Directors also provide input to our chief executive officer for the evaluation and recruitment of our principal senior executives. We strongly encourage all of our directors to attend each annual meeting of stockholders.
Each director attended 75% or more of the total number of meetings of our Board of Directors and the meetings of the committees of the Board on which the director served during the 2008 fiscal year.
Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. Among other matters, the Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The 2008 Audit Committee was compromised of the following members: Mr. Howard Slayen (Chairperson), Mr. Larry Sanders and Mr. Thomas M. Wittenschlaeger. Each member of the 2008 Audit Committee met the Nasdaq and SEC requirements as to independence and financial knowledge. During fiscal year 2008 the Audit Committee met 6 times. Each of the members of the Audit Committee listed above meets the Nasdaq and SEC requirements as to independence and financial knowledge. The Board has determined that Mr. Howard Slayen, Chairperson of the Audit Committee, is an “audit committee financial expert” as defined by rules of the SEC. The report of the Audit Committee is included on page 15.

Compensation Committee
The Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation and administers our stock option plans, including reviewing and granting stock options to our executive officers. The Compensation Committee also reviews and determines various other compensation policies and matters. The 2008 Compensation Committee was initially comprised of the following members: Mr. Howard T. Slayen, Mr. Thomas Burton and Mr. Thomas M. Wittenschlaeger. In December 2007, Mr. Larry Sanders replaced Mr. Thomas Burton on the Committee and served as the Chairperson. Each member of the Compensation Committee met the Nasdaq, SEC and other regulatory requirements as to independence. During fiscal year 2008 the Compensation Committee met four times. On July 15, 2008 the Board of Directors made several membership modifications and the following members now comprise the 2008 Compensation Committee: Mr. Lewis Solomon (Chairperson), Mr. Larry Sanders and Mr. Howard T. Slayen. Mr. Curtis Brown serves as a non-member advisor to the Compensation Committee. Our Board has determined that each of Mr. Solomon, Mr. Sanders and Mr. Slayen meets the Nasdaq, SEC and other regulatory requirements as to independence for Compensation Committee members.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; administers the Board’s self-evaluation and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The Chair of the Corporate Governance and Nominating Committee also receives communications directed to non-management directors. The 2008 Corporate Governance and Nominating Committee is compromised of the following members: Mr. Thomas M. Wittenschlaeger (Chairperson), Mr. Curtis Brown and Mr. Bernhard Bruscha. During fiscal year 2008 the Corporate Governance and Nominating Committee met two times.
Risk Assessment and Strategy Committee
The Risk Assessment and Strategy Committee, established in August 2008, assists Company management and advises the Board of Directors regarding the strategic initiatives of the Company, including financial, product development, and sales and marketing initiatives; related risk assessment; and acquisition, financing or similar strategic initiatives regarding the Company as may be directed by the Board of Directors from time to time. The Risk Assessment and Strategy Committee is comprised of Mr. Lewis Solomon (Chairperson), Mr. Bernhard Bruscha, Mr. Howard T. Slayen and Mr. Thomas M. Wittenschlaeger.
Code of Ethics and Complaint Procedures
We have adopted a Code of Conduct and Business Ethics Policy (the “Code of Ethics”) that applies to all of our directors, officers, and employees. The Code of Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at www.lantronix.com. Stockholders may also obtain copies at no cost by writing to our Secretary at our Corporate Headquarters.
Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Director Compensation
Cash Compensation. Each director receives $26,000 cash compensation annually for his or her services as a director. The Chairman of the Board receives an additional $10,000. The Chairman of the Compensation Committee and Chairman of the Corporate Governance and Nominating Committee each receive an additional $3,000. The annual retainers are based on four in-person meetings per year, one per quarter. Directors also receive $1,000 for each additional full-day in-person meeting in excess of one meeting per quarter. Directors will receive $500 for each telephonic conference.

Stock Option Program. Members of our Board of Directors who are not employees of ours, or any parent or subsidiary of ours (“Non-Employee Directors”), are eligible to participate in our 2000 Stock Plan. Under the 2000 Stock Plan, Non-Employee Directors are eligible to receive a discretionary grant of non-statutory stock options on the date such Non-Employee Director first joins our Board. Each Non-Employee Director is also eligible for an additional annual option grant. The exercise price for these options is 100% of the fair market value of the shares on the date of grant. These options have a term of ten years; provided, however, that they will terminate earlier depending on different circumstances.
Grants issued on or prior to December 2007 vest as follows: Twelve months after the date of grant, 50% of the options vest. The balance of 50% vests 1/24 per month each month thereafter, until vested in full; provided, however, the optionee continues to serve on the Board on such dates.
Grants issued to each Non-Employee Director from January 2008 to June 2008 vest as follows: each option vests as to 30% of the shares 12 months after the date of grant, as to 30% of the shares 24 months after the date of grant, and as to 40% of the shares 36 months after the date of grant; provided, however, the optionee continues to serve on the Board on such dates. Notwithstanding the foregoing vesting schedule, vesting may accelerate upon satisfaction of certain performance criteria related to the Company’s closing stock price on the Nasdaq Capital Market.
Beginning with the 2008 Annual meeting, each Non-Employee Director will receive a restricted stock grant with a fair value of $80,000 based on the closing stock price on the date of the Annual meeting. The restricted stock will vest after one year of continued service.
Except as described above, directors do not receive any other compensation for their services as our directors or as members of committees of the Board of Directors.
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2008.

				Change in
				Pension Value
				and
	Fees			Nonqualified
	Earned		Non-Equity	Deferred
	or Paid in	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($) (2)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Howard T. Slayen	39,000	34,250	—	—	—	73,250
Curtis Brown	22,500	16,880	—	—	—	39,380
Bernhard Bruscha	—	16,880	—	—	—	16,880
Larry Sanders	17,000	11,505	—	—	—	28,505
Lewis Solomon	—	2,673	—	—	—	2,673
Thomas M. Wittenschlaeger	23,500	13,490	—	—	—	36,990

(1)	For a description of annual non-employee director retainer fees and retainer fees for chair positions, see the disclosure above.

(2)
The amounts shown are the compensation costs (disregarding an estimate for forfeitures) recognized in our financial statements for the 2008 fiscal year related to grants of stock options to each non-employee director in 2008 and prior years, to the extent we recognized compensation cost in 2008 fiscal year for such awards in accordance with the provisions of SFAS 123R. For a discussion of the valuation assumptions used in the SFAS 123R calculations, see Note 7 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, referred to in this proxy statement as our fiscal 2008 Form 10-K.

Vote Required
Directors shall be elected by a plurality vote. The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES SET FORTH ABOVE

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2009.
McGladrey & Pullen, LLP was engaged in January 2005 and has served as our independent registered public accountants for since then. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.
Audit and Related Fees
The following table is a summary of the fees billed for professional services performed by McGladrey & Pullen, LLP, our independent registered public accountants for the fiscal years ended June 30, 2008 and 2007:

	Years Ended June 30,
Fee Category	2008	2007
Audit fees	$502,893	$470,910
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$502,893	$470,910

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Normally consists of fees billed for audits required by statute in certain locations outside the U.S. where we have operations and accounting consultations. There were no fees billed for this category during the fiscal years ended June 30, 2008 and 2007.
Tax Fees. Consists of fees billed for professional services, including tax advice and tax planning and assistance regarding federal, state and international tax compliance and related services. There were no fees billed for this category during the fiscal years ended June 30, 2008 and 2007.
All Other Fees. There were no fees for this category during the fiscal years ended June 30, 2008 and 2007.
Before selecting McGladrey & Pullen, LLP, the Audit Committee carefully considered the firm’s qualifications as independent registered public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving McGladrey & Pullen, LLP and any proceeding by the SEC against the firm. In this respect, the Audit Committee concluded that the ability of McGladrey & Pullen, LLP to perform services for Lantronix is in no way adversely affected by such litigation or investigation. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by McGladrey & Pullen, LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services, if any, provided by McGladrey & Pullen, LLP described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of services by McGladrey & Pullen, LLP other than for audit related services is compatible with maintaining the independence of McGladrey & Pullen, LLP as our independent registered public accountants.

Required Vote; Recommendation of the Board of Directors
The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote “against” this proposal, and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2009

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee of our Board of Directors performs general oversight of our financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and our Code of Business Conduct and Ethics. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees the Lantronix financial reporting process on behalf of the Board of Directors. Our management has primary responsibility for preparing our financial statements and our financial reporting process, including the Lantronix system of internal controls. Our independent registered public accountants, McGladrey & Pullen, LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of Lantronix internal controls and the overall quality of Lantronix financial reporting.
For the fiscal year ended June 30, 2008, the Audit Committee met in person six times. The members of the Audit Committee took the following actions in fulfilling its oversight responsibilities:
(i)
reviewed and discussed the annual audited financial statements and the quarterly results of operation with management, including a discussion of the quality and the acceptability of Lantronix financial reporting and controls as well as the clarity of disclosures in the financial statements;

(ii)
discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standard, AU §380);

(iii)
received from the independent registered public accountants written disclosures and the letter from the independent registered public accountants as required by applicable requirements of the Public Company Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence; and

(iv)
based on the review and discussion referred to above, recommended to the Board of Directors that the audited financial statements be included in the Lantronix Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC.

The Audit Committee had several meetings dealing with Sarbanes-Oxley Section 404 implementation and testing to ensure compliance with regulatory and related guidance. The Committee received presentations from McGladrey & Pullen and Lantronix Internal Audit regarding accounting controls and procedures, interim and year end testing and remediation.
The Audit Committee
Howard T. Slayen, Chair
Larry Sanders
Thomas M. Wittenschlaeger

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 24, 2008, by: (i) each person known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Sections 13(d) or (g) of the Exchange Act; (ii) each of our current directors and nominees for director; (iii) each of our executive officers set forth in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the address for each person is 15353 Barranca Parkway, Irvine, California 92618. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 24, 2008, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 60,497,876 shares of common stock outstanding as of September 24, 2008.

	Beneficial Ownership
	Number of	Percentage
Beneficial Owner Name	Shares	Ownership
Greater than 5% Stockholders:
TL Investment GmbH (3)	21,162,259	35.0%
Empire Capital Management, LLC, 1 Gorham Island, Westport, CT 06880 (1)	6,230,000	10.3%
Heartland Advisors, Inc./William J. Nasgovitz, 789 North Water St. Milwaukee, WI 53202 (2)	5,700,000	9.4%
Directors and Executive Officers:
Bernhard Bruscha, Director (3)	21,176,322	35.0%
Howard T. Slayen, Director (4)	331,250	*
Curtis Brown, Director (5)	14,063	*
Larry Sanders, Director	27,500	*
Lewis Solomon, Director	—	*
Thomas M. Wittenschlaeger, Director (6)	13,542	*
Jerry D. Chase, President and Chief Executive Officer	—	*
Reagan Y. Sakai, Chief Financial Officer and Secretary (7)	124,296	*
All current executive officers and directors as a group (8 persons) (8)	21,686,973	35.8%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
Based upon information contained in a report in a Schedule 13G/A filed with the SEC on February 14, 2008. Includes 3,014,641 shares held by Empire Capital Partners, L.P. (“Empire Capital”), and its general partner, Empire GP, LLC (“Empire GP”). Includes 3,215,359 shares held by Empire Capital Management, LLC (“Empire Management”). Mr. Scott Fine and Mr. Peter Richards are the Members of Empire GP and Empire Management, and in their capacities direct the operations of Empire GP and Empire Management.

(2)
Based upon information contained in a Schedule 13G/A filed jointly by Heartland Advisors, Inc. and William J. Nasgovitz with the Securities Exchange Commission on February 8, 2008. 6,000,000 shares may be deemed beneficially owned by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaim beneficial ownership of any of our securities. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 5,500,000 shares. The remaining shares are owned by various other accounts managed by Heartland Advisors, Inc. on a discretionary basis.

(3)
Includes 21,162,259 shares held by TL Investment GmbH of which Mr. Bruscha is sole owner. Includes 14,063 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 24, 2008.

(4)	Includes 181,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 24, 2008.

(5)	Includes 14,063 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 24, 2008.

(6)	Includes 13,542 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 24, 2008.

(7)	Includes 81,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 24, 2008.

(8)	Includes an aggregate of 304,543 shares issuable upon exercise of stock options within 60 days of September 24, 2008.
EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth summary information concerning compensation earned during the 2008 and 2007 fiscal years by all persons who served as an executive officer at any time (the “Named Executive Officers”).
Summary Compensation Table for 2008 and 2007 Fiscal Years

				Stock	Option	All Other
			Bonus	Awards	Awards	Comp-
Name and Principal Position	Year	Salary ($)	($)	($) (1)	($) (1)	ensation ($)	Total ($)
President & CEO, Jerry D. Chase (2)	2008	116,308	65,000	4,150	56,133	3,231	244,822
CFO, Reagan Y. Sakai (3)	2008	250,000	35,000	—	60,770	12,875	358,645
Former CEO, Marc H. Nussbaum (4)	2008	101,711	—	—	27,624	6,104	135,439

CEO, Marc H. Nussbaum (5)	2007	290,000	—	—	127,377	12,894	430,271
Interim CEO & CFO, Reagan Y. Sakai (6)	2007	151,923	20,000	—	25,687	5,135	202,745
Former CFO, James W. Kerrigan (7)	2007	161,876	—	—	109,348	8,353	279,577

(1)
The amounts shown are the compensation costs recognized (disregarding an estimate for forfeitures) in our financial statements for fiscal year 2008 and 2007 related to grants of stock options or restricted stock to each employee in 2008 and 2007 and prior years, to the extent we recognized compensation cost in fiscal year 2008 and 2007 for such awards in accordance with the provisions of SFAS 123R. For a discussion of the valuation assumptions used in the SFAS 123R calculations, see Note 8 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and 2007, referred to in this proxy statement as our fiscal 2008 and 2007 Form 10-K. All option grants during fiscal 2008 and 2007 were made under our 2000 Stock Plan.

(2)	Mr. Chase’s bonus was a signing bonus pursuant to his employment agreement. All Other Compensation amounts consisted of payment of Mr. Chase’s automobile allowance of $3,231.

(3)
Mr. Sakai’s bonus was approved by the Board of Director’s as compensation for his role as interim CEO. All Other Compensation amounts consisted of payment of Mr. Sakai’s automobile allowance of $8,450 and 401(k) match of $4,425.

(4)
Mr. Nussbaum resigned as our Chief Executive Officer and President in September 2007. All Other Compensation amounts consisted of payment of Mr. Nussbaum’s automobile allowance of $2,998 and 401(k) match of $3,106.

(5)	All Other Compensation amounts consisted of payment of Mr. Nussbaum’s automobile allowance of $9,000 and 401(k) match of $3,894.

(6)	Mr. Sakai’s bonus was a signing bonus pursuant to his employment offer letter with us. All Other Compensation amounts consisted of payment of Mr. Sakai’s automobile allowance of $5,135.

(7)
Mr. Kerrigan resigned as our Chief Financial Officer in November 2006 and remained an employee until January 2007 at which time he entered into an agreement to continue to provide consulting services until January 2008. Pursuant to his Consulting, Severance and Release Agreement with us, Mr. Kerrigan will receive a fee of $112,500 to be paid in 18 equal installments commencing August 1, 2007, provide 12 months of COBRA health-care continuation coverage and a pro-rated portion of any bonus he would have been entitled to under our TIP program for the fiscal year July 1, 2007. In addition, Mr. Kerrigan continued to vest in his outstanding stock options until July 22, 2007 and the period to exercise his vested stock options was extended until January 22, 2009. In connection with Mr. Kerrigan’s stock option modification, we recorded a compensation charge of approximately $72,000, which is included in the table above. All Other Compensation amounts consisted of payment of Mr. Kerrigan’s automobile allowance of $5,070 and 401(k) match of $3,283.

Outstanding Equity Awards
The table below shows all outstanding equity awards held by our Named Executive Officers at the end of fiscal year ended June 30, 2008.
Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards
							Number		Market
	Number of	Number of					of Shares		Value of
	Securities	Securities					of Stock		Shares of
	Underlying	Underlying					That		Stock That
	Unexercised	Unexercised			Option	Option	Have Not		Have Not
	Options (#)	Options (#)	Grant		Exercise	Expiration	Vested		Vested ($)
Name	Exercisable	Unexercisable	Date		Price ($)	Date	(#)		(4)
Jerry D. Chase	—	900,000	2/19/2008	(1)	0.83	2/19/2018	100,000	(1)	69,000
Reagan Y. Sakai	56,250	93,750	12/1/2006	(2)	1.52	12/1/2016	—		—
	6,500	6,500	11/19/2007	(3)	0.98	11/19/2017	—		—
	—	250,000	2/29/2008	(1)	0.72	2/28/2018	—		—

(1)
Cliff vest over 3-years at the rate of 30% of the shares on the first anniversary, 30% of the shares on the second anniversary, and 40% of the shares on the third anniversary; or accelerated vesting upon the Company’s stock price reaching the following thresholds for 120 consecutive days: (i) 30% vests at $1.50; (ii) 30% vests at $2.50; and (iii) 40% vests at $4.00.

(2)	25% of the stock options vest on the anniversary of the grant date and the remaining 75% vests monthly at 1/36 per month for the next 36 months.

(3)	25% vest each quarter ending December 31, 2008.

(4)	Market value based on the June 30, 2008 closing stock price of $0.69 multiplied by the 100,000 shares granted.

Post-Employment and Change-in-Control Payments
No Named Executive Officer has or had an employment agreement that provides for a specific term of employment. Accordingly, the employment of each executive officer may be terminated at any time at the discretion of the Board of Directors.
We have entered into agreements with our named executive officers that provide certain benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized as follows:
Jerry D. Chase — President and Chief Executive Officer. In February 2008, we entered into a severance agreement with Mr. Chase. If within six months after a change in control occurs, and either (i) we terminate Mr. Chase without cause or (ii) Mr. Chase resigns with good reason, we will continue to pay him 150% of his then current base salary and incentive bonus target in regular payroll installments and continue certain of his employee benefits for one year after his termination date. In addition, upon such a termination event, Mr. Chase’s outstanding unvested stock options will immediately vest.
If we either (i) we terminate Mr. Chase without cause or (ii) Mr. Chase resigns with good reason, we will continue to pay him 100% of his then current base salary and incentive bonus target in regular payroll installments and continue certain of his employee benefits for one year after his termination date.
Under Mr. Chase’s agreement, “cause” is generally defined as (i) executive’s commission of a felony or misdemeanor or his possession, use or sale of a controlled substance (other than the use or possession of legally prescribed medication used for their prescribed purpose); (ii) executive’s significant neglect, or materially inadequate performance of, his duties as an employee of Lantronix; (iii) executive’s breach of a fiduciary duty to us or our stockholders; (iv) executive’s willful breach of duty in the course of his employment; (v) executive’s material violation of our personnel or business policies; (vi) executive’s willful misconduct; (vii) executive’s death; or (viii) executive’s disability. For purposes of the agreement, executive shall be considered disabled if executive has been physically or mentally unable to perform his essential job duties hereunder for (x) a continuous period of at least 120 days or (y) a total of 150 days during any 180 day period, and executive has not recovered and returned to the full time performance of his duties within 30 days after written notice is given to executive by us following such 120 day period or 180 day period, as the case may be.
Under Mr. Chase’s agreement, “good reason” is generally defined as (i) we substantially lessen executive’s title; (ii) we substantially reduce executive’s senior authority; (iii) we assign material duties to executive which are materially inconsistent with executive’s then-current status; (iv) we reduce executive’s base salary or benefits from that in effect at (A) the execution date if the executive resigns with good reason after we have entered into a definitive agreement for a change of control, or (B) the time of the consummation of the change of control if the executive resigns during the period beginning on the date of the consummation of a change of control, and ending on the two-year anniversary date of the consummation of such change of control (unless, in either case, such reduction is in connection with a salary or benefit reduction program of general application at executive’s level); (v) we require executive to be based more than 50 miles from his present office location, except for required travel consistent with executive’s business travel obligations; or (vi) we fail to obtain the assumption of the agreement by any successor or assignee of Lantronix.The following table presents the calculation of potential payments upon Mr. Chase’s termination or change in control assuming that such event had occurred on June 30, 2008:

	Estimated Value of Change in Control and Severance
	NEO Termination for Good	NEO Termination for Good
	Reason or Without Cause	Reason or Without Cause
	Related to a Change of	Unrelated to a Change of
Compensation and Benefits	Control ($)	Control ($)
Base Salary	540,000	360,000
Bonus (1)	375,000	250,000
Acceleration of Vesting of Stock Options (2)	57,600	—
Benefits (3)	16,980	16,980

(1)	Cash incentive bonus per employment agreement.

(2)
The amount shown as the value of each option represents the fair value of that option estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R, multiplied by the assumed number of option shares vesting on an accelerated basis on June 30, 2008.

(3)
Represents the aggregate value of the continuation of certain employee benefits after the date of termination. For the purposes of this calculation, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executives will find other employment, or discount rates for determining present value.

Reagan Y. Sakai — Chief Financial Officer and Secretary. In June 2007, we entered into a severance agreement with Mr. Sakai. If a change in control occurs, and either (i) we terminate Mr. Sakai without cause or (ii) Mr. Sakai resigns with good reason, we will continue to pay him his then current base salary in regular payroll installments and continue certain of his employee benefits for one year after his termination date. We will also pay Mr. Sakai a cash bonus equal to the highest amount of bonus incentive cash compensation paid to Mr. Sakai for services in any past one-year period (if any) or 100% of the Mr. Sakai’s target bonus (if any) approved by the Board of Directors. In addition, upon such a termination event, Mr. Sakai’s outstanding unvested stock options will immediately vest and his options will remain exercisable for 24 months from the date of termination (but not beyond the expiration of their respective maximum terms).
If we terminate Mr. Sakai without cause we will continue to pay him his then current base salary in regular payroll installments and continue certain of his employee benefits for nine months after his termination date. We will also pay Mr. Sakai a prorated cash bonus based on the percentage of the current bonus period during which Mr. Sakai was included in the bonus plan and the actual bonus pool amount for the position granted by the Company’s Board of Directors for the current bonus period. In addition, upon such a termination event, Mr. Sakai’s vested options will remain exercisable for 18 months from the date of termination (but not beyond the expiration of their respective maximum terms).
Under Mr. Sakai’s agreement, “cause” is generally defined as (i) executive’s commission of a felony or misdemeanor or his possession, use or sale of a controlled substance (other than the use or possession of legally prescribed medication used for their prescribed purpose); (ii) executive’s significant neglect, or materially inadequate performance of, his duties as an employee of Lantronix; (iii) executive’s breach of a fiduciary duty to us or our shareholders; (iv) executive’s willful breach of duty in the course of his employment; (v) executive’s material violation of our personnel or business policies; (vi) executive’s willful misconduct; (vii) executive’s death; or (viii) executive’s disability. For purposes of the agreement, executive shall be considered disabled if executive has been physically or mentally unable to perform his essential job duties hereunder for (x) a continuous period of at least 120 days or (y) a total of 150 days during any 180 day period, and executive has not recovered and returned to the full time performance of his duties within 30 days after written notice is given to executive by us following such 120 day period or 180 day period, as the case may be.

Under Mr. Sakai’s agreement, “good reason” is generally defined as (i) we substantially lessen executive’s title; (ii) we substantially reduce executive’s senior authority; (iii) we assign material duties to executive which are materially inconsistent with executive’s then-current status; (iv) we reduce executive’s base salary or benefits from that in effect at (A) the execution date if the executive resigns with good reason after we have entered into a definitive agreement for a change of control, or (B) the time of the consummation of the change of control if the executive resigns during the period beginning on the date of the consummation of a change of control, and ending on the two-year anniversary date of the consummation of such change of control, (unless, in either case, such reduction is in connection with a salary or benefit reduction program of general application at executive’s level); (v) we require executive to be based more than 50 miles from his present office location, except for required travel consistent with executive’s business travel obligations; or (vi) we fail to obtain the assumption of the agreement by any successor or assignee of Lantronix.The following table presents the calculation of potential payments upon Mr. Sakai’s termination or change in control assuming that such event had occurred on June 30, 2008:

	Estimated Value of Change in Control and Severance
	NEO Termination for Good	NEO Termination for Good
	Reason or Without Cause	Reason or Without Cause
	Related to a Change of	Unrelated to a Change of
Compensation and Benefits	Control ($)	Control ($)
Base Salary	250,000	187,500
Bonus (1)	150,000	150,000
Acceleration of Vesting and Extension of Exercise	68,824	—
Term of Stock Options (2)
Extension of Exercise Term of Stock Options (3)	—	3,975

Benefits (4)	15,432	11,574

(1)	Assumes a TIP bonus payout of 60% of base salary is earned and paid at 100% of target.

(2)
The amount shown as the value of each option represents the fair value of that option estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R, multiplied by the assumed number of option shares vesting on an accelerated basis on June 30, 2008 and taking into account the extended 24-month post-employment exercise period for each such option.

(3)
The amount shown as the value of each option represents the fair value of that option estimated by using the Black-Scholes option pricing model, in accordance with the provisions of SFAS 123R, multiplied by the assumed number of vested options shares and taking into account the extended 18-month post-employment exercise period for each such option.

(4)
Represents the aggregate value of the continuation of certain employee benefits after the date of termination. For the purposes of this calculation, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the executives will find other employment, or discount rates for determining present value.

OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires our executive officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Copies of these filings must be furnished to us. Based solely on our review of these reports and written representations from our executive officers and directors, the following Section 16(a) filing requirements were not met during fiscal year 2008: director Howard T. Slayen failed to file one Form 4 reporting six purchases of stock (in 2002) and two director option grants (in November 2002 and November 2007) and 5% Stockholder TL Investment GmbH failed to file a Form 3 as a 5% Stockholder and one Form 4 reporting seven purchases of stock (March 4, 2008 through April 14, 2008).
Policies and Procedures with Respect to Related Party Transactions
Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which we are a participant and in which any of the following persons has or will have a direct or indirect interest:
•	an executive officer, director or director nominee;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Standards of Business Conduct. Under our Standards of Business Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.
Related Party Transactions
One international customer, transtec AG, which is a related party due to common ownership by Bernhard Bruscha, our largest stockholder and former Chairman of our Board of Directors, accounted for approximately 2% of our net revenues for both the 2008 and 2007 fiscal years.
Thomas W. Burton, a former director on the Board of Directors, currently has an outstanding loan from us pursuant to a non-recourse promissory note, dated April 16, 2001, with a current aggregate principal amount owed to us of $94,000 as of June 30, 2008. The note bears an interest rate of 5.19% per annum, compounded annually. Mr. Burton executed the note for a loan from us for Mr. Burton to pay income tax liabilities he incurred as a result of various exercises of stock options to purchase our common stock. No amounts were paid by Mr. Burton during 2008 fiscal year.
Indemnification and Insurance
Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against liabilities that may arise by virtue of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We are currently involved in litigation under which indemnification claims might be made.
Stockholder Proposals
Requirements for Stockholder Proposals to be Considered for Inclusion in our 2009 Proxy Materials. Stockholders may submit proposals appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 under the Exchange Act. For such a proposal to be included in our proxy materials relating to the 2009 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than July 2, 2009, which is the one-year anniversary of 120 days prior to the mailing date of this year’s proxy materials (expected to be October 30, 2008). Such proposals should be delivered to the attention of our Secretary at Lantronix, Inc., 15353 Barranca Parkway, Irvine, California 92618, and we encourage you to send a copy via e-mail to CorporateSecretary@lantronix.com. The submission of a stockholder proposal does not guarantee that it will be included in our 2009 Proxy Statement.

Bylaw Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at our Corporate Headquarters not less than 60 nor more than 120 days prior to the date of the 2009 Annual Meeting. Note, however, that if we provide less than 70 days notice or prior public disclosure to stockholders of the date of the 2009 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For example, if we provide public disclosure on September 18, 2009, of the date of our 2009 Annual Meeting on November 17, 2009, any such proposal or nomination will be considered untimely if submitted to us after September 28, 2009. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If a stockholder complies with the requirements of the notice provisions for stockholder nominations and or other proposals as set forth in the bylaws, we may not exercise our discretionary voting authority under proxies that we hold unless we conclude in our proxy statement a brief description of the matter and how we intend to exercise our discretion to vote on such matter. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary via e-mail at CorporateSecretary@lantronix.com, or by mail to Attention: Corporate Secretary, Lantronix, Inc., 15353 Barranca Parkway, Irvine, CA 92618. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or nomination.
The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Irvine, California
October 10, 2008

LANTRONIX, INC. MELLON INVESTOR SERVICES LLC 525 MARKET STREET SUITE 3500 SAN FRANCISCO, CA 94105 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: LANTX1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LANTRONIX, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the Vote On Directors number(s) of the nominee(s) on the line below. 1. ELECTION OF DIRECTORS Nominees: 01) Howard T. Slayen 05) Larry Sanders 02) Curt Brown 06) Lewis Solomon
03) Bernhard Bruscha 07) Thomas Wittenschlaeger 04) Jerry D. Chase Vote On Proposal For Against Abstain 2. PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC 0 0 0 ACCOUNTANTS FOR LANTRONIX, INC. FOR THE FISCAL YEAR ENDING JUNE 30, 2009. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF. This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FOLD AND DETACH HERE PROXY LANTRONIX, INC. 2008 Annual Meeting of Stockholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LANTRONIX, INC. The undersigned stockholder of LANTRONIX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 2008, and hereby appoints Reagan Sakai and Ronald Irick, proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. to be held on November 19, 2008 at 9:00 a.m., local time, at the corporate office of Lantronix, Inc. at 15353 Barranca Parkway, Irvine, California 92618, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2009, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. CONTINUED AND TO BE SIGNED ON REVERSE SIDE